UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2013

Fifth Street Finance Corp.

(Exact name of registrant as specified in its charter)

Delaware	1-33901	26-1219283
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

10 Bank Street, 12th Floor

White Plains, NY 10606

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (914) 286-6800

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On March 14, 2013, Fifth Street Finance Corp. (the “Company”) held its 2013 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company submitted three proposals to the vote of the stockholders, which are described in detail in the Company’s proxy statement dated February 1, 2013. As of January 18, 2013, the record date, 105,943,185 shares of common stock were eligible to vote.

Proposal 1.     The Company’s stockholders elected three directors of the Company, each of whom will serve until the 2016 Annual Meeting of Stockholders, or until their successors are duly elected and qualified. The tabulation of votes was:

Name	Votes For	Votes Against	Abstain	Broker Non-Votes
Richard P. Dutkiewicz	42,790,300	1,234,966	270,202	44,527,699
Frank C. Meyer	42,836,285	1,197,347	261,836	44,527,699
Douglas F. Ray	42,847,072	1,180,725	267,671	44,527,699

Proposal 2.     The Company’s stockholders ratified the selection of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2013. The tabulation of votes was:

Votes For	Votes Against	Abstain
88,130,020	416,867	276,280

Proposal 3.     The Company’s stockholders approved a proposal to amend the Restated Certificate of Incorporation of the Company to increase the number of authorized shares of common stock, from 150,000,000 to 250,000,000 shares. The tabulation of votes was:

Votes For	Votes Against	Abstain
74,723,414	12,449,096	1,650,657

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 14, 2013	FIFTH STREET FINANCE CORP.

	By:	/s/ Bernard D. Berman
Name: Bernard D. Berman
Title: President